Exhibit 21.1

                                  CONCERO INC.
                              LIST OF SUBSIDIARIES

Subsidiary                                      State of Incorporation/Formation
----------                                      --------------------------------

Concero GP, LLC                                            Delaware

Concero LP, LLC                                            Delaware

Concero Group LP d/b/a Concero LP                          Texas

Concero Interactive TV Development, LLC                    Delaware